UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPOWER INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

SUPPLEMENT NO. 2 TO THE PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2025

On May 28, 2025, iPower Inc. (the “Company”) filed a definitive proxy statement for the 2025 Annual Meeting of Stockholders scheduled to be held virtually on June 23, 2025 at 10:00 a.m. (ET) (the “Annual Meeting”) at www.virtualshareholdermeeting.com/IPW2025. The Company then filed a supplement to the definitive proxy statement (as supplemented, the “Proxy Statement”) on June 10, 2025.

This document is supplement no. 2 to the Proxy Statement (the “Supplement”) and is being filed for purposes of removing Proposal No. 2 from stockholder consideration at the Annual Meeting. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

Removal of Proposal No. 2 From Stockholder Consideration

On June 13, 2025, the board of directors (the “Board”) of the Company determined to withdraw Proposal No. 2, a proposal to ratify the appointment of Guangdong Prouden CPAs GP as the Company’s independent accountants for the fiscal year ending June 30, 2025, from consideration by the stockholders at the upcoming Annual Meeting because the Board decided not to move forward with the engagement of Guangdong Prouden CPAs GP as the Company’s independent accountants. The Company is now in the process of selecting a new PCAOB-licensed independent accounting firm (the “New Auditor”) for the fiscal year ending June 30, 2025 and will disclose such New Auditor to the Company’s stockholders as soon as its engagement is finalized. The Board has therefore withdrawn Proposal No. 2 from the agenda for the upcoming Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

As a result of the removal of Proposal No. 2 from stockholder consideration at the Annual Meeting, the Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions as a result of the removal of Proposal No. 2.
•	Any proxy card or voting instructions received in the future for Proposal Nos. 1, 3, 4 and 5 will be valid.
•	Proxy cards or voting instructions received with directions on Proposal No. 2 will not be voted on Proposal No. 2. Proxy cards or voting instructions received and providing directions on the remaining proposals to be considered at the Annual Meeting (i.e., Proposal Nos. 1, 3, 4 and 5) will remain valid and will be voted on as directed.
•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On May 28, 2025, as supplemented on June 10, 2025, the Company filed the Proxy Statement and definitive form of proxy card with the Securities Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov or by writing to the Company’s Corporate Secretary at 8798 9th Street, Rancho Cucamonga, CA 91730.

__________________________

The date of this Supplement is June 18, 2025.

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